Exhibit 10.9

Tianjin Free Trade Zone International Automall

Booth and (or) Office Tenancy Contract

Contract No. 2016-245

Party A (the Leaser): Tianjin Binhai International Automall Co., Ltd.

Party B (the Lessee): Tianjin Binhai Shisheng Trading Group Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China, Party A and Party B, upon amicable consultation, hereby agree to enter into this Contract for joint compliance and observation with respect to matters of Party B’s renting of the booth and (or) office in Party A’s automall.

Article 1. The Premises

The Premises leased by Party B including these below:

1. Booth. The Premises is located in Booth N1-29 on the ground floor of Tianjin Free Trade Zone International Automall, No.86, Tianbao Avenue, Tianjin Free Trade Zone. The area of the office is 49.50 square meters (including 10% public shared area).The space area for rental pricing of this booth is 81 square meters. See appendix for specific location.

2. Office, The Premises is located in Room R8 on the ground floor of Tianjin Free Trade Zone International Automall, No.86, Tianbao Avenue, Tianjin Free Trade Zone. The area of the office is 23 square meters (including 10% public shared area). The space area for rental of this booth is 38 square meters. See appendix for specific location.

Article 2. Lease Term

The lease term of this Contract shall be one (1) year from 1st  December 2016 to 30th November 2017. Where Party B intends to renew the lease term upon expiration thereof, Party B shall inform Party A in writing thirty (30) days prior to the maturity of the lease term, and this Contract may be renewed upon consultation with Party A and upon unanimous negotiation by both parties.

Article 3. Rental and property management fee

Booth: rental is RMB 6.00 per day per square meter

Property management fee: RMB 2.00 per day per square meter

Monthly rental: RMB 9034.00

Monthly property management fee: RMB 3011.00

Annual rental: RMB: 108,408.00

Annual property management fee: RMB 36,132.00

Office: Monthly rental: RMB 1,620

Monthly property management fee: RMB 1,380

Annual rental: RMB 19,440

Annual property management fee: RMB 16,560

Article 4. Payment

The rental shall be payable every six months. The first payment of rental and property management fee totaling RMB 90,270 shall be made within 5 days from the date of this Contract. The rental of the next six months RMB 90,270 shall be payable within thirty (30) days prior to the maturity of the first six months (the second rental and property management fee shall not be the preferential price), the unpaid rental and property management fee would be informed to Party B in writing by Party A.

Article 5. Usage of the Premises

The Premise under in this Contract shall only be used for car exhibition and business related to car sales by Party B. Without consent of Party A, Party B shall not change the usage of the Premise, or sublease or lend or share the Premise. (if sublease or lend or share the Premise is found, Party A would cancel the contract immediately and ask for indemnification for the loss or damage caused by Party B )

Article 6. Deposit

Party B shall, within three days this Contract is executed, pay RMB 0 (the deposit should be equal to 30% amount of yearly rental and property management fee) to Party A as a warranty that Party B will perform this Contract. Upon termination or expiration of this Contract, Party A shall return the deposit (without any interest) to Party B as soon as Party B settles all its outstanding payable charges. Should any loss or damages arise to Party A or any third party due to default of Party B, such deposit shall be used for indemnifying such losses or damages. In the event that such deposit is insufficient to indemnify such losses or damages, Party B shall pay additional amount as necessary.

2

Article 7. Relevant Expenses in the Term of Lease

1. Besides the Premises mentioned in this Contract, Party A shall provide Party B with property services including central air-conditioner, public lighting, and public area cleaning and security. Party A shall not charge additional fees for its provision of the above-mentioned services.

2. Other expenses if incurred, including but not limited to the cost and/or charges for internet access, telephone, electric power (limited to 80W/M2), cleaning service, temporary use of meeting room or office, shall be borne by Party B. (For expenses already paid by Party A as a whole, Party A is entitled to charge on Party B separately as practically incurred)

Article 8. Principles for handling facilities installed by Party B in the Term of Lease

1. Party B may, upon Party A’s consent, install other facilities which relating with auto exhibition and business inside the Premises without prejudice to the existing facilities of Party A, and without impact upon use of other adjacent premises.

2. When the term of lease expires, Party A may, at its own option, keep the above-mentioned facilities or request Party B to remove them and restore to the original state. Where Party A determines to keep them, no compensation shall be made to Party B.

Article 9. Two parties’ rights and obligations

1. Two parties acknowledge that the User Manual of Tianjin Free Trade Zone Automall (hereinafter referred to as User Manual) shall be attachment to this tenancy contract. Such attachment has been delivered by Party A to Party B upon signing of this Contract. Two parties shall comply with this Contract, as well as the provisions of the User Manual (including its timely reasonable revision). The attachment hereto shall have the equal legal effect as of this Contract. During the leasing term, as for the part which reasonable revised by Party A and the revised User Manual could applicable to all the tenant, Party B should irrevocably accept it and Party A shall inform the revised part to Party B and other tenants in automall in time. From the date when Party A informed, the revised User Manual should be performed.

2. Besides observing the provisions of this Contract and the User Manual, Party B shall obey the management given by Party A and its working staff. In the lease term, should Party A need to decorate the office, Party B shall give cooperation thereto. If automall has big propaganda and need to occupy the booth occasionally, Party A shall inform Party B and Party B shall cooperate with Party A.

3. Party B shall not early terminate the lease term without Party A’s consent. If Party B early terminates the contract, the rental, property management fee and deposit paid by Party B would not be returned by Party A.

3

4. Party B shall not leave the Premise empty for any 15 constant days, such fact shall be deemed an earlier termination, which should be handled as item above. The “empty” here means the actual display square in booth leased by Party B is less than 50% square of total booth (displaying of cars should comply with the centralized management by Party A and meet the common displaying standard of most tenant in automall.)

5. Party B shall properly handle the disputes and complains of the consumer, if consumers complain to departments such 12315 or police for Party B’s operation active, Party B shall handle the complains properly so as to avoid it harm other tenants’ operation; if any occasions occurs blew, Party A is entitled to deduct the deposit paid by Part B or early terminate the contract and do not return the rental, property management fee and deposit paid by Party B: 1. Consumers hanging all kinds of slogans, block the gate and road, crowded noisy or other behaviors which affect normal operation of Party A; 2.it has been verified by Party A that Party B has fraud, deceive and misleading propaganda.

6. Party A is non-smoking exhibition hall, relating staff of Party B is forbidden to smoke in any booth of exhibition hall or public area, once Party B’ staff or consumers found smoking, Party B would pay RMB 1000 as penalty (deduct from Party B’s deposit, after the deduction, Party B shall make up the deficiency or Party A has the right to cancel the contract without returning rental and deposit); 3 times of smoking totally counted, Party A has the right to cancel the leasing contract without returning rental and deposit.

7. Party A shall not early cancel this Contract without acceptable reason. In case Party A early terminate this Contract with no good reason, Party A shall return to Party B the rental already paid by Party B but yet to expire.

8. Party B agrees that where Party B fails to pay Party A the rental and other expenses, Party A may entitled to withhold Party B’s vehicles on show. In the event that Party B is unable to pay the above-said expenses within the period of time specified by Party A, Party A may auction or sell any item withheld. Proceeds from such auction or sale shall be prioritized to cover Party A’s loss; Party A shall return the balance thereof if any to Party B; in case such proceeds are insufficient to cover Party A’s loss, Party A may continue to demand indemnification.

9. In the event that any vehicle on the Premise is lost due to fault of Party A, Party A shall indemnify Party B for any of such losses. However Party A shall in no circumstance be responsible for any loss of items that Party B is responsible for storage.

10. Neither party hereto shall assume indemnity liability to each other in case of loss of life and property due to force majeure.

4

Article 10. Amendment, Rescission or Termination of the Contract

1. Supplement or amendment may be made to this Contract upon unanimous consultation of two parties hereto. Such supplement or amendment shall be made in writing, and shall have the equal effect as of this Contract upon signature and stamp by both parties hereto.

2. Where Party B violates the provisions of this Contract and the User Manual, Party A may early terminate this Contract without return of the rental already paid by Party B, and demand indemnification for other expenses payable by Party B or for Party A’s loss as a result of such violation.

3. Party B may early rescind this Contract should Party A fail to comply with the provisions of this Contract and the User Manual. In case Party B early terminates this Contract for which Party A is held responsible, Party A shall return the rental already paid by Party B but yet to expire, and Party B may demand indemnification for other loss it may suffer.

4. This Contract shall cease to be valid upon the expiration of the performance period. In case two parties have no intention for renewal of the lease term, Party B shall move out of the Premises and return to Party A the Premises and related facilities on the expiration date of the lease term. Should Party B fail to do so within specified period of time, Party B shall pay an amount at twice the rental of this Contract for each day delayed as penalty.

Article 11. Liabilities for breach of the contract by two parties

1. Any violation of the obligations specified in this Contract, the User Manual by either party hereto shall constitute breach of this Contract. Therefore, the observing party shall have the right to request the other party to assume default liability and indemnity liability in accordance with the provisions of this Contract and legal regulations and rules.

2. Where Party B fails to pay the rental at the time agreed in this Contract, Party B shall undertake default liability to Party A and pay Party A an amount at twice the rental as agreed in this Contract for each day delayed as penalty, and Party A may execute its right to cancel this Contract.

3. Party A shall deliver the Premises to Party B within ten (10) days when Party B has paid the rental, property management fee and deposit of first six months. Should Party A fail to do so, an amount twice the rental as agreed in this Contract shall be payable to Party B as penalty.

4. In case of inability to perform this Contract due to policies of the State and local government’s management department, neither party shall assume default liabilities to each other.

Article 12. Contractual Dispute Settlement Method

Dispute arising from the performance of this Contract shall be settled through consultation by two parties hereto; if no agreement can be reached, either party hereto may bring the case in dispute to the people’s court of jurisdiction. In case of any change in the jurisdiction of local people’s court on the case, two parties agree to take the place where Premises situates as the place for performance of this Contract, and the prosecutor shall initiate a proceeding at such place where this Contract is performed.

5

Article 13. This Contract is made in five copies, and two parties shall retain two copies thereof respectively, and the last copy shall be furnished to the management department for record-filing. This Contract shall come into effect upon signature and stamp by two parties hereto and upon Party B’s payment of rental for the first month to Party A. In case this Contract is not in line with relevant contracts previously executed by both parties hereto, this Contract shall prevail, and such relevant contracts shall automatically be terminated.

Party A has noticed Party B to pay special attention to the items of rights and obligations between two parties and to make a entirely and accurate comprehension. Party B has read all items of the Contract (including the appendix of the contract, with the relating explanation and instruction, Part B has considered to understand the real meaning of the items and without any objection. The signing of the contract is the result of two Parties’ negotiation.

Party A:	Party B:

(signature and stamp)		(signature and stamp)

	Note:	Party B has kept and read the appendix of the User Manual

6